                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            Schedule 14C Information


                               Amendment No. 1 to
                        Information Statement Pursuant to
                              Section 14(c) of the
                         Securities Exchange Act of 1934



Check the appropriate box:


[X]   Preliminary Information Statement

[ ]   Definitive Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

                         WARP TECHNOLOGY HOLDINGS, INC.
                         ------------------------------
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the Appropriate Box):

[X]    No fee required

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

       (1)  Title of each class of securities to which transaction applies:

       (2)  Aggregate number of securities to which the transaction applies:

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       (4)  Proposed maximum aggregate value of transaction:

       (5)  Total fee paid:

[ ] Fee paid previously with preliminary materials

[ ] check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)  Amount previously paid:
       (2)  Form, Schedule or Registration Statement No.:
       (3)  Filing Party:
       (4)  Date Filed:

                         WARP TECHNOLOGY HOLDINGS, INC.
                               151 Railroad Avenue
                               Greenwich, CT 06830

             NOTICE OF ACTION BY THE WRITTEN CONSENT OF STOCKHOLDERS

To Our Stockholders:


         On January 17, 2005, the board of directors of WARP Technology Holdings, Inc. (the "Company") unanimously approved the adoption of a proposed Amendment to the Articles of Incorporation of the Company (the "Amendment") to increase the number of authorized shares of common stock, par value $.00001 per share (the "Common Stock"), of the Company from 5,000,000 shares to 150,000,000 shares, subject to approval by a majority of the Company's stockholders.



         On January 31, 2005, the holders of a majority of the outstanding shares of our Common Stock approved the Amendment to the Articles of Incorporation by written consent.



         On January 31, 2005, the Company also completed the acquisition of Gupta Technologies, LLC ("Gupta"). In order to raise funds to pay the purchase price for Gupta, the Company entered into certain financing agreements, including Bridge Notes, a Series C Subscription Agreement, a Senior Note Agreement and a Subordinated Note Agreement, as more fully described in the Information Statement accompanying this notice. Under the financing agreements, the Company has committed to issue Series C preferred stock convertible into an aggregate of 10,991,604 shares of Common Stock and Subordinated Notes convertible into an aggregate of 2,500,000 shares of Common Stock. In addition, the Company has committed to issue an aggregate of 17,064,854 shares of Common Stock upon exercise of warrants to acquire Common Stock issued in connection with these financing agreements. The Company must increase its authorized shares of Common Stock in order to have sufficient shares of common stock available for issuance upon conversion of the Subordinated Notes and shares of Series C stock issuable pursuant to the financing agreements and upon exercise of warrants issued pursuant to the same financing agreements. An aggregate of 30,556,459 shares of authorized but unissued Common Stock will need to be reserved. The Company currently has 1,889,345 shares that are authorized but unissued.


         The authorization of the Amendment to the Articles of Incorporation by the board of directors and the stockholders shall not become effective until at least 20 days after the mailing of the enclosed Information Statement. The Amendment to the Articles of Incorporation has been approved by the written consent of a majority of our stockholders and there is no need for any action to be taken by you.

         Your consent is not required and is not being solicited in connection with this action. Pursuant to Section 78.370 of the Nevada Revised Statutes, you are hereby being provided with notice of the approval by written consent of a majority of the eligible voting stockholders of the Company. Pursuant to the Securities Exchange Act of 1934, you are being furnished with an Information Statement relating to this action.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THE ATTACHED INFORMATION STATEMENT IS BEING SENT TO YOU FOR INFORMATION PURPOSES ONLY.


         The attached Information Statement is being provided to you pursuant to Rule 14c-2 under the Securities Exchange Act of 1934. The Information Statement contains a more detailed description of the Amendment to the Articles of Incorporation and the financing agreements. I encourage you to read the Information Statement thoroughly.


                                          BY ORDER OF THE BOARD OF DIRECTORS,


March ___, 2005                           Rodney A. Bienvenu, Jr.
                                          Chairman of the Board and
                                          Chief Executive Officer

                  INFORMATION STATEMENT PURSUANT TO SECTION 14
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                 AND REGULATION 14C AND SCHEDULE 14C THEREUNDER

                  We Are Not Asking You for a Proxy and You Are
                        Requested Not To Send Us a Proxy

         This Information Statement is furnished by the board of directors of WARP Technology Holdings, Inc., a Nevada corporation ("Company"), to the holders of record at the close of business on January 31, 2005 (the "Record Date") of the Company's outstanding common stock, par value $0.00001 per share ("Common Stock"), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act").

         The Company's board of directors have unanimously approved resolutions to increase the number of authorized shares of Common Stock, par value $.00001 per share, of the Company from 5,000,000 shares to 150,000,000 shares.

         The Company has received the consent of a majority of the outstanding shares of Common Stock of the Company for the foregoing actions. The filing of a Certificate of Amendment of Articles of Incorporation with the Nevada Secretary of State, which will effect the foregoing actions, will not be done until a date that is at least twenty (20) days after the mailing of this Information Statement.


         This Information Statement will be sent on or about March ___, 2005 to the Company's stockholders of record who have not been solicited for their consent of this corporate action.


                      OUTSTANDING SHARES AND VOTING RIGHTS

         As of the Record Date, the Company's authorized capitalization consisted of 5,000,000 shares of Common Stock, par value $.00001 per share, of which 3,110,655 were issued and outstanding as of such Record Date. Holders of Common Stock of the Company have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock authorized by the Amendment to the Articles of Incorporation.

         Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. However, because stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as at the Record Date have voted in favor of the foregoing proposals by resolution dated January 31, 2005; and having sufficient voting power to approve such proposals through their ownership of capital stock, no other stockholder consents will be solicited in connection with this Information Statement.


         Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. The Company anticipates that the actions contemplated herein will be effected on or about the close of business on April ___, 2005.


         The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

         This Information Statement will serve as written notice to stockholders pursuant to Section 78.370 of the Nevada Revised Statutes.

                                 STOCK OWNERSHIP

         The following table sets forth as of the Record Date, certain information regarding the beneficial ownership (1) of the Company's common stock outstanding by (i) each person who is known to the Company to own 5% or more of its Common Stock, (ii) each director of the Company, (iii) certain executive officers of the Company and (iv) all executive officers and directors of the Company as a group. Unless otherwise indicated, each of the stockholders shown in the table below has sole voting and investment power with respect to the shares beneficially owned. Unless otherwise indicated, the address of each person named in the table below is c/o WARP Technology Holdings, Inc., 151 Railroad Avenue, Greenwich, CT 06830. As of the Record Date, the Company had 3,110,655 shares of Common Stock issued and outstanding.

                                Common Stock (1)
                                ----------------


                                                                                Amount and Nature
                                                                                  of Beneficial       Percent of
Name and Address of Beneficial Owner               Company Position                Ownership             Class
------------------------------------        -------------------------------     -----------------     ----------
Rodney A. Bienvenu, Jr. (2)                 Director, Chairman, Chief                764,589             19.73%
                                            Executive Officer

Gus Bottazzi (3)                            Director, President, Principal             2,000                  *
                                            Financial Officer

Ernest C. Mysogland (4)                     Executive Vice President, Chief          764,589             19.73%
                                            Legal Officer and Secretary

Michael D. Liss (5)                         Chief Operating Officer                    9,048                  *

All directors and executive
officers as a group (4 persons)                                                      775,637             20.08%

                                                                                Amount and Nature
                                                                                  of Beneficial       Percent of
Name and Address of Beneficial Owner               Company Position                Ownership             Class
------------------------------------        -------------------------------     -----------------     ----------
Malcolm Coster (6)                                                                    79,556              2.54%

Carnegie Entities (7)                                                                225,222              6.81%

Mai N. Pogue (8)                                                                     382,839             12.12%

Pogue Management (9)                                                                 382,839             12.12%

Pogue Shareholders (10)                                                              382,839             12.12%

Pogue Capital Intl. Ltd. (11)                                                         81,380              2.55%

MCP Global Corp. Ltd. (12)                                                            81,380              2.55%

ISIS Capital Management, LLC (13)                                                    764,589             19.73%

ISIS Acquisition Partners II LLC (14)                                                764,589             19.73%

Emma Teta  (15)                                                                      268,158              8.00%

Mirco Teta (16)                                                                      195,000              5.90%



* Indicates less than one percent.


(1) As used in this table, a beneficial owner of a security includes any person who, directly or indirectly, through contract, arrangement, understanding, relationship or otherwise has or shares (a) the power to vote, or direct the voting of, such security or (b) investment power which includes the power to dispose, or to direct the disposition of, such security. In addition, a person is deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days.

(2) Rodney A. Bienvenu, Jr. Amount includes the securities or rights to acquire securities held by ISIS Acquisition Partners II LLC ("IAP II") or deemed to be held by ISIS Capital Management, LLC ("ISIS") as described in footnotes 13 and 14 below. Mr. Bienvenu is a managing member of ISIS. Mr. Bienvenu may be deemed to have voting and investment power with respect to shares beneficially owned by IAP II and/or ISIS and disclaims beneficial ownership of such shares, except to the extent of his respective proportionate pecuniary interest therein.

(3) Gus Bottazzi. Amount includes vested options to acquire 2,000 shares of common stock at an exercise price of $25.00 per share.

(4) Ernest C. Mysogland. Amount includes the securities or rights to acquire securities held by ISIS Acquisition Partners II LLC ("IAP II") or deemed to be held by ISIS Capital Management, LLC ("ISIS") as described in footnotes 13 and 14 below. Mr. Mysogland is a managing member of ISIS. Mr. Mysogland may be deemed to have voting and investment power with respect to shares beneficially owned by IAP II and/or ISIS and disclaims beneficial ownership of such shares, except to the extent of his respective proportionate pecuniary interest therein.

(5) Michael D. Liss. Amount includes options to acquire 8,969 shares of common stock at an exercise price of $13.00 per share, such options having vested or which will vest with 60 days.

(6) Malcolm Coster is a citizen of the United Kingdom whose principle residential address is 46 Golf Side, Sutton, Surry, SM27EZ, UK. Amount includes warrants to acquire 20,000 shares of common stock, at an exercise price of $18.00 per share.

(7) Carnegie Entities. The "Carnegie Entities" are the Carnegie Fund, and the Carnegie Worldwide/Emerging Growth fund. The address for the Carnegie Entities is 5 Place de la Gare, PO Box 1141, L 1001, Luxembourg. Amount includes warrants to acquire 8,000 shares of Common Stock at an exercise price of $1.25 per share.

(8) Mai N. Pogue. Ms. Pogue, jointly with her husband, Gerald A. Pogue, owns 25,140 shares of Common Stock, and warrants to acquire 2,095 shares of Common Stock at an exercise price of $1.25 per share. In addition, the amount includes securities held by the Pogue Shareholders as described in footnote 9 and 10 below.

(9) Pogue Management. Pogue Capital Management, Inc. ("Pogue Management") directly holds warrants to acquire 630 shares of Common Stock at an exercise price of $1.25 per share. In addition, the amount includes securities held by the Pogue Shareholders as described in footnote 10 below. Pogue Management manages or advises the Pogue Shareholders. Mai N. Pogue is the President of Pogue Management. Pogue Management's address is 7851 Fisher Island Drive, Fisher Island, Florida, 33109. Due to Pogue Management's management of the Pogue Shareholders, Pogue Management and Mai N. Pogue may be deemed to have voting and investment power with respect to shares beneficially owned by the Pogue Shareholders. Pogue Management and Ms. Pogue disclaim beneficial ownership of such shares, except to the extent of their respective proportionate pecuniary interest therein.

(10) Pogue Shareholders. The "Pogue Shareholders" are defined as follows: (i) Mai N. and Gerald A. Pogue; (ii) Pogue Management; (iii) Pogue Capital Intl. Ltd.; (iv) MCP Global Corp. Ltd.; (v) Pam Investments; (vi) Pogue Capital FBO Susan Rho: (vii) OXA Trade and Finance, Inc.; (ix) Chahram Pahlavi; (x) Charles Kleinow; and (xi) Domencio Schinella. The amount includes amounts held by all the Pogue Shareholders, as follows: (i) the amounts held by Mai N. and Gerald A. Pogue as described in footnote 8 above; (ii) the amounts held by Pogue Management as described in footnote 9 above; (iii) the amounts held by Pogue Capital Intl. Ltd. as described in footnote 131 below; (iv) the amounts held by MCP Global Corp. Ltd. as described in footnote 12 below; (v) 25,140 shares of Common Stock, and warrants to acquire 2,095 shares of Common Stock at an exercise price of $1.25 per share, held by Pam Investments; (vi) 8,260 shares of Common Stock, held by Pogue Capital FBO Susan Rho; (vii) 52,466 shares of Common Stock and warrants to acquire 100,000 shares of Common Stock, at an exercise price of $1.00 per share, held by OXA Trade and Finance, Inc. (ix) 25,140 shares of Common Stock, and warrants to acquire 2,095 shares of Common Stock at an exercise price of $1.25 per share held by Chahram Pahlavi; (x) 25,140 shares of Common Stock, and warrants to acquire 2,095 shares of Common Stock at an exercise price of $1.25 per share held by Charles Kleinow; and (xi) 25,140 shares of Common Stock, and warrants to acquire 700 shares of Common Stock at an exercise price of $1.25 per share held by Domencio Schinella.

(11) Pogue Capital Intl. Ltd. holds 75,120 shares of Common Stock, and warrants to acquire 6,260 shares of Common Stock at an exercise price of $1.25 per share.

(12) MCP Global Corp. Ltd. Holds 75,120 shares of Common Stock, and warrants to acquire 6,260 shares of Common Stock at an exercise price of $1.25 per share.

(13) ISIS Capital Management, LLC. The amount includes the securities or rights to acquire securities held by ISIS Acquisition Partners, LLC as described in footnote 14 below. ISIS is the managing member of IAP II. ISIS may be deemed to have voting and investment power with respect to shares beneficially owned by IAP II and disclaims beneficial ownership of such shares, except to the extent of its respective proportionate pecuniary interest therein.

(14) ISIS Acquisition Partners, LLC ("IAP II") holds the following securities or rights to acquire securities: (i) 389,589 shares of Common Stock; and (ii) warrants to acquire 375,000 shares of Common stock, at an exercise price of $1.00 per share.

(15) Emma Teta. Mrs. Teta holds 118,158 shares of Common Stock and warrants to acquire 150,000 shares of Common Stock at an exercise price of $1.00 per share. Mrs. Teta's address is 35-01 92nd Street, Jackson Heights, NY 10570.

(16) Mirco Teta. Mr. Teta holds 65,000 shares of Common Stock, and warrants to acquire 130,000 shares of Common Stock, at an exercise price of $1.00 per share. Mr. Teta's address is 99 South Park Avenue #31, Rockville Centre, NY 11570.

                   AMENDMENT TO THE ARTICLES OF INCORPORATION

        The Company's board of directors and a majority of the stockholders of the Company eligible to vote on the matter have approved an Amendment to the Articles of Incorporation of the Company to increase the number of authorized shares of Common Stock from 5,000,000 to 150,000,000. On the Record Date, the Company had authorized capital stock of 5,000,000 shares of Common Stock and approximately 3,110,655 of those shares were issued and outstanding.


Increase In Authorized Common Stock.



         The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock. This amendment will not alter the current number of issued and outstanding shares of Common Stock or the percentage ownership of that Common Stock by our current stockholders and the relative rights and limitations of the shares of Common Stock will remain unchanged under this proposal. However, because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, any issuance of additional shares of Common Stock by the Company will reduce the current stockholders' percentage ownership interest in the total outstanding shares of Common Stock and could have a dilutive effect on the earnings per share and book value per share of the Company. If the Company were to issue all of the shares of Common Stock authorized by the Amendment, the current holders of Common Stock would then own approximately 2.1% of the Company.



         As of the Record Date, a total of 3,110,655 shares of the Company's currently authorized shares of Common Stock were issued and outstanding. Of the 5,000,000 shares of Common Stock currently authorized, 1,889,345 were authorized but unissued as of the Record Date. The increase in the number of authorized but unissued shares of Common Stock resulting from the Amendment to the Company's Articles of Incorporation will enable the Company to reserve sufficient shares for issuance upon conversion or exercise of securities issued pursuant to the financing agreements entered into in connection with the acquisition of Gupta Technologies, LLC and, without further stockholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes.



            The Company sought shareholder approval of the Amendment at this time because the Amendment is necessary to enable the Company to comply with the requirements of the financing agreements it entered into in connection with the acquisition of Gupta Technologies, LLC.



Gupta Acquisition.

            On January 31, 2005, the Company completed the acquisition of Gupta Technologies, LLC ("Gupta"). The acquisition of Gupta (the "Acquisition") was made pursuant to a Membership Interest Purchase Agreement (as amended, the "Purchase Agreement") between the Company and Gupta Holdings, LLC (the "Seller").



            The Company's Board of Directors determined that acquiring Gupta would be in the best interests of the Company and its stockholders. Part of the Company's business strategy is to acquire well-managed, profitable, enterprise software companies. Gupta has these characteristics, and was available to be acquired at a price that the board determined to be fair and reasonable.



            Under the Purchase Agreement, the total purchase price was $21,000,000, of which the Company delivered $15,750,000 in cash on or before the closing. The remainder of the purchase price was paid in equity and debt securities issued or provided by the Company with the terms described below.



            In order to raise funds to pay the cash portion of the purchase price for Gupta, and in order to provide the non-cash portion of the purchase price, the Company entered into certain financing agreements described herein. The Amendment to the Articles of Incorporation is necessary to allow the Company to reserve for issuance sufficient shares of Common Stock to be issued upon conversion or exercise of the securities sold by the Company pursuant to the financing agreements.



            Financing Agreements.


            The financing agreements include the Subscription Agreement, the Bridge Notes, the Senior Note Agreement, the Subordinated Note Agreement, the Broker Warrants and the Assignment, as such terms are defined below.



            Series C Subscription Agreement.



            On January 31, 2005, the Company entered into certain Series C Subscription Agreements (collectively, the "Subscription Agreement"), with the Investors (as identified therein). The Subscription Agreement has the following material terms:



            o Under the Subscription Agreement, the Company agreed to sell certain Series C Convertible Notes (the "Series C Notes") to the Investors, and the Investors agreed to purchase the Series C Notes.



            o An aggregate of $8,475,000 of Series C Notes were sold to Investors under the Subscription Agreement.



            o The Subscription Agreement contained customary representations and warranties concerning the Company and its assets and liabilities, and required the Investors to make customary investment representations.



            o Most of the proceeds of the sale of the Series C Notes were used to fund a portion of the purchase price in the Gupta acquisition and the remainder of the proceeds were used for working capital purposes.



            o The Series C Notes are unsecured and bear interest at the rate of 6% per annum.

            o The Series C Notes are convertible into a new series of Preferred Stock, the "Series C Stock" with a par value of $.00001 per share, and Warrants to acquire Common Stock.



            o Upon the effectiveness of the Amendment to the Articles of Incorporation, the Company will file a Certificate of Designation (the "Certificate"), designating the rights, preferences and other terms of the Series C Stock. Upon the effectiveness of the Certificate, which the Company anticipates on approximately April 1, 2005, all amounts due under the Series C Notes (principal and interest) will automatically convert into (i) 8,558,589 shares of Series C Stock, and (ii) Warrants (the "Warrants") to acquire 8,558,589 shares of Common Stock. These amounts include interest through April 1, 2005. Prior to filing the Amendment, the Company has 1,889,345 shares of Common Stock authorized but unissued. This number is insufficient to allow the Company to reserve sufficient shares for issuance upon conversion of the Series C Stock and exercise of the Warrants and thereby to satisfy the Company's contractual obligations under the Series C Notes.



            o In the event that the Series C Notes are not converted by the maturity date (March 17, 2005), the Company will be required to pay to the Investors on such Maturity Date a penalty in cash equal to ten percent (10%) of the principal amount of the Series C Notes. The Company anticipates that it will need to obtain a waiver of this penalty or amend the Series C Notes. The Company intends to work with the Investors to obtain such waiver or amendment but there can be no assurance that the Company will be able to do so.



            Once the Series C Notes are converted, the Investors under the Subscription Agreements will hold shares of the Company's Series C and Warrants to acquire Common Stock. The Company will reserve for issuance 17,117,178 shares of Common stock to cover those shares of Common Stock issuable upon conversion of the Series C Stock and exercise of the Warrants.



            The Series C Stock which the Investors will receive upon conversion of their Series C Notes, has the following material terms:



            o The Series C Stock will be convertible into Common Stock, at the option of the holder, at a conversion price (the "Applicable Conversion Price") that will initially be equal to $1.00. Accordingly, the Series C Stock is convertible into Common Stock at a one to one (1:1) ratio. However, the ratio is subject to adjustment pursuant to the anti-dilution protections extended to the holders of Series C Stock. Under the anti-dilution provisions, in the event the Company issues, at any time while shares of Series C Stock are still outstanding, shares of Common Stock or any type of securities convertible or exchangeable for, or otherwise giving a right to acquire, shares of Common Stock, at a price below the Applicable Conversion Price, then the Applicable Conversion Price will be adjusted to the price per share equal to the price per share paid for such Common Stock in such subsequent financing. This full-ratchet anti-dilution protection on the Series C Stock will also be extended to any warrants received in connection with the Subscription Agreement that are outstanding at such time. In addition to the full-ratchet protection, the Applicable Conversion

                  Price will be equitably adjusted in the event of any stock split, stock dividend or similar change in the Company's capital structure.



            o If the Company's market capitalization based on the shares of Common Stock outstanding (including all shares of Common Stock underlying the Shares of Series C Stock on an as converted basis) exceeds $50,000,000, the shares of Common Stock underlying the Series C Stock are registered, and the Company has an average daily trading volume for 20 consecutive trading days of 100,000 shares per day, then the Company may require the holders of Series C Stock to convert the Series C Stock into Common Stock at the then Applicable Conversion Price.



            o The holders of shares of Series C Stock will be entitled to receive dividends, at a 6% annual rate, payable quarterly in arrears, either in cash, or at the election of the Company, in shares of Common Stock. The dividends are preferred dividends, payable in preference to any dividends which may be declared on the Common Stock. Common Stock delivered in payment of dividends will be valued at 90% of the average of the volume weighted average price for the 20 trading day period ending on the trading day immediately prior to the date set for payment of the dividend.



            o Any unconverted and non-redeemed Shares of Series C Stock outstanding on the third anniversary of the initial issuance of the Series C Stock, will be automatically redeemed on that date, in cash, at $1.00 per share, plus all accrued but unpaid dividends thereon (subject to equitable adjustment for all stock splits, stock dividends, or similar events involving a change in the capital structure of the Company).



            The Warrants that will be issued to the Investors upon conversion of their Series C Notes, will allow the Investors to purchase a number of shares of Common Stock equal to the number of shares of Series C Stock issuable upon conversion of the Series C Notes. Accordingly, warrants to acquire an aggregate of 8,558,589 shares of Common Stock will be issued upon conversion of the Series C Notes. The Warrants will have an exercise price of $1.25 per share. The Warrants will be exercisable over a five-year term.



            An aggregate of 17,117,178 shares of Common Stock must be authorized and reserved for issuance upon conversion of the Series C Stock and upon exercise of the Warrants issued in connection with the Subscription Agreement. The Company currently only has 1,889,345 authorized but unissued shares of Common Stock. The Amendment to the Articles of Incorporation will allow the Company to reserve sufficient shares of Common Stock for these purposes.



            The potential dilutive effect of the Subscription Agreement (separate from the other financing agreements) is as follows:



            o As of January 31, 2005, the Company's outstanding shares of Common Stock totaled 3,110,655. After the Amendment is effective, Series C Notes will be converted into (i) 8,558,589 shares of Series C Stock which in turn will be convertible into 8,558,589 shares of Common Stock and (ii) Warrants to acquire an additional 8,558,589 shares of Common Stock.

            o The effect of the issuance of the Series C stock upon conversion of the Series C Notes will be to reduce the percentage of the Company held by the common shareholders of record on January 31, 2005 by 73% so that these shareholders would have 27% of the total equity interests in the Company.



            o If the Company elects to pay the dividends on such shares of Series C Stock in cash, or if the Investors elect to immediately convert the Series C Stock into Common Stock so that no dividends accrue, and if the Investors do not exercise any of the Warrants, then there would be no further dilution to common shareholders.



            o If the Company elects to pay all of the 6% dividends on the Series C Stock issued to the Investors in shares of Common Stock rather than in cash, and such shares of Series C Stock are not converted until immediately prior to the redemption date (which is three years after issuance), then the existing common shareholders of record on January 31, 2005 would be further diluted by 3% so that the shareholders of record on January 31, 2005 would thereafter hold approximately 24% of the total equity interests in the Company.



            o If the Company elects to pay the dividends on such shares of Series C Stock in cash, or if the Investors elect to immediately convert the Series C Stock into Common Stock so that no dividends accrue, and the Investors were to exercise all of the Warrants, the potential dilutive effect of the issuance of the Series C Stock and the exercise of the Warrants would be to reduce the percentage of the Company held by the existing common shareholders of record on January 31 by 85% so that the shareholders of record on January 31, 2005 would thereafter hold approximately 15% of the total equity interests in the Company.



            o If the Company elects to pay all of the 6% dividends on the Series C Stock issued to the Investors in shares of Common Stock rather than in cash, and such shares of Series C Stock are not converted until immediately prior to the redemption date (which is three years after issuance), and if the Investors exercise all of Warrants, then the potential dilutive effect of the issuance of the Series C Stock, the payment of the dividends in stock, and the exercise of the Warrants would be to reduce the percentage of the Company held by the existing common shareholders of record on January 31 by 86% so that the shareholders of record on January 31, 2005 would thereafter hold approximately 14% of the total equity interests in the Company.



         Bridge Notes.



         In October, 2004, December, 2004 and January 2005, the Company raised funds from investors in order to make certain payments, totaling $2,250,000 to the Seller, toward the purchase price of Gupta. In exchange for such investment the Company issued certain promissory notes (the "Bridge Notes") in the aggregate principal amount of $2,250,000.



The Bridge Notes had the following material terms:



         o  Interest accrues at the annual rate of 12%.



         o Contemporaneously with the closing of the Gupta Purchase Agreement, the Bridge Notes were automatically converted into Series C Notes.

         o An aggregate of $2,409,253 of Series C Notes were issued upon the conversion.



         o Accordingly, upon the effectiveness of the Amendment and the Certificate, assuming the effective date is April 1, 2005, and including interest accruing through such date the Series C Notes will convert into 2,433,015 shares of Series C Preferred Stock and Warrants to acquire 2,433,015 shares of Common Stock. These warrants (the "Bridge Warrants") have an exercise price of $1.25 per share and are exercisable for a period of five years from the date of issuance.



         The Amendment to the Articles of Incorporation will allow the Company to reserve sufficient shares of Common Stock for issuance upon conversion of the Series C Stock, and upon exercise of the Bridge Warrants, to be issued to the Bridge note investors.



         The potential dilutive effect of the Bridge Notes (separate from the other financing agreements) is as follows:



         o As of January 31, 2005, the Company's outstanding shares of Common Stock totaled 3,110,655. After the Amendment becomes effective, the Series C Notes issued upon conversion of the Bridge Notes will be converted into (i) 2,433,015 shares of Series C Stock which in turn will be convertible into 2,433,015 shares of Common Stock and (ii) Bridge Warrants to acquire an additional 2,433,015 shares of Common Stock.



         o The effect of the issuance of the Series C Stock upon conversion of these Series C Notes will reduce the percentage of the Company's equity held by the common shareholders of record on January 31, 2005 by 44% to 56% of the total equity interests in the Company.



         o If the Company elects to pay the dividends on such shares of Series C Stock in cash, or if the holders thereof elect to immediately convert the Series C Stock into Common Stock so that no dividends accrue, and if the holders do not exercise any of the Bridge Warrants, then there would be no further dilution to common shareholders.



         o If the Company elects to pay all of the 6% dividends on such shares of Series C Stock issued to the Bridge Note holders in shares of Common Stock rather than in cash, and if such shares of Series C Stock are not converted prior to the redemption date (which is three years after issuance), then the existing common shareholders of record on January 31, 2005 would be further diluted by 4% so that the shareholders of record on January 31, 2005 would thereafter hold approximately 52% of the total equity interests in the Company.



         o If the Company elects to pay the dividends on such shares of Series C Stock in cash, or if the holders elect to immediately convert the Series C Stock into Common Stock so that no dividends accrue, and if the holders thereof were to exercise all of the Bridge Warrants, the potential dilutive effect of the issuance of the Series C Stock and the exercise of the Bridge Warrants would be to reduce the percentage of the Company held by the existing common shareholders of record on January 31 by 61% so that the shareholders of record on January 31, 2005 would thereafter hold approximately 39% of the total equity interests in the Company.



         o If the Company elects to pay all of the 6% dividends on the Series C Stock issued to the Bridge Note holders in shares of Common Stock rather than in cash, and such shares of Series C Stock are not converted until immediately prior to the redemption date (which is three years after issuance), and if the holders exercise all of Bridge Warrants, then the potential dilutive effect of the issuance of the Series C Stock, the payment of the dividends in stock, and the exercise of the Bridge Warrants would be to reduce the percentage of the Company held by the existing common shareholders of record on January 31 by 63% so that the shareholders of record on January 31, 2005 would thereafter hold approximately 37% of the total equity interests in the Company.



         Senior Note and Warrant Purchase Agreement.



         On January 31, 2005, the Company entered into that certain Senior Note and Warrant Purchase Agreement (the "Senior Note Agreement"), by and among the Company and the Purchasers (the "Senior Noteholders") identified therein.



         The Senior Note Agreement has the following material terms:



         o Under the Senior Note Agreement, the Company agreed to sell Senior Secured Promissory Notes (the "Senior Notes") and the Senior Noteholders agreed to purchase the Senior Notes.



         o Senior Notes with an aggregate principal amount of $6,850,000 were sold.



         o The Senior Note Agreement contained customary representations and warranties concerning the Company and its assets and liabilities, and required the Senior Note Holders to make customary investment representations.



         o Most of the proceeds of the sale of the Senior Notes was used to fund a portion of the purchase price in the Gupta acquisition and the remainder of the proceeds was used for working capital purposes.



         o The Senior Notes bear interest at an annual rate of 10%, with interest payments due quarterly in arrears.



         o The Senior Notes are due on July 31, 2005. The Senior Notes are not convertible.



         o The Senior Notes are secured by a first priority security interest in the assets of the Company, including the equity interests of the Company in Gupta and the Company's other subsidiaries.



         o Under the Senior Note Agreement, subject to the filing of the Amendment to the Articles of Incorporation, the Senior Noteholders received warrants to purchase an aggregate of 2,670,000 shares of the Company's Common Stock (the "Senior Lender Warrants"). These warrants will have an exercise price of $1.25, and will be exercisable for a period of five years from the date of issuance.



            Without the Amendment, the Company does not have sufficient shares of Common Stock to reserve 2,670,000 shares for issuance upon exercise of the Senior Lender Warrants.



            The potential dilutive effect of the Senior Note Agreement (separate from the other financing agreements) is as follows:



         o As of January 31, 2005, the Company's outstanding shares of Common Stock totaled 3,110,655.



         o Under the Senior Note Agreement, the Senior Noteholders received Senior Lender Warrants to acquire up to 2,670,000 shares of Common Stock.



         o After the Amendment is effective, if the Senior Noteholders were to exercise all of the Senior Lender Warrants, the effect would be to reduce the percentage of the Company held by the common stockholders of record on January 31 by 46% so that these shareholders would hold approximately 54% of the total equity interests in the Company.



         Subordinated Note and Warrant Purchase Agreement.



         On January 31, 2005, the Company entered into that certain Subordinated Note and Warrant Purchase Agreement (the "Subordinated Note Agreement") by and among the Company and the Purchasers (the "Subordinated Noteholders") identified therein.



         The Subordinated Note Agreement has the following material terms:



         o Under the Subordinated Note Agreement, the Company agreed to sell Subordinated Secured Promissory Notes (the "Subordinated Notes") and the Subordinated Noteholders agreed to purchase the Subordinated Notes.



         o Subordinated Notes with an aggregate principal amount of $4,000,000 were sold, including the $1,500,000 subordinated note issued to the Seller under the Purchase Agreement (the "Gupta Note").



         o The Subordinated Note Agreement contained customary representations and warranties concerning the Company and its assets and liabilities, and required the Subordinated Note Holders to make customary investment representations.



         o Most of the proceeds of the sale of the Subordinated Notes was used to fund a portion of the purchase price in the Gupta acquisition and the remainder of the proceeds was used for working capital purposes.



         o The Subordinated Notes bear interest at an annual rate of 10%, with interest payments due quarterly in arrears. Interest is payable in registered shares of Common Stock of the Company, provided that until such shares are registered, interest shall be payable in cash.



         o The Subordinated Notes are due on January 31, 2007, other than the Gupta Note, which is due on January 31, 2006.



         o The Subordinated Notes are secured by a security interest in the assets of the Company, including the equity interests of the Company in Gupta and the Company's other subsidiaries, subordinated only to the security interest granted to secure the Senior Notes.



         o Subject to the effectiveness of the Amendment, the Subordinated Noteholders have the right to convert all principal amounts due under the Subordinated Notes - other than the Gupta Note which is not convertible - into such number of Shares of Common Stock equal to the principal amount due under the Subordinated Notes divided by $1.00. Accordingly, an aggregate of 2,500,000 shares of Common Stock is issuable upon conversion of the Subordinated Notes.



         o Under the Subordinated Note Agreement, subject to the filing of the Amendment to the Articles of Incorporation, the Subordinated Noteholders - other than the holder of the Gupta Note - will also receive warrants to purchase 2,500,000 shares of the Company's Common Stock (the "Subordinated Lender Warrants"). The Warrants will have an exercise price of $1.25, and will be exercisable for a period of five years from the date of issuance.



         Without the Amendment, the Company does not have sufficient shares of Common Stock to reserve an aggregate of 5,000,000 shares for issuance upon conversion of the Subordinated Notes, and upon exercise of the Subordinated Lender Warrants.



         The potential dilutive effect of the Subordinated Note Agreement (separate from the other financing agreements) is as follows:



         o As of January 31, 2005, the Company's outstanding shares of Common Stock totaled 3,110,655.



         o If the Company pays all of the interest due under the Subordinated Notes (including the Gupta Note) in registered shares of Common Stock rather than in cash, and the principal amount of such Subordinated Notes remained outstanding until maturity, then the existing common shareholders of record on January 31, 2005 would be diluted by 17% so that the shareholders of record on January 31, 2005 would thereafter hold approximately 83% of the total equity interests in the Company.



         o After the Amendment is effective, the Subordinated Notes (other than the Gupta Note) will be convertible into 2,500,000 shares of Common Stock. If all of the Subordinated Notes were converted immediately prior to maturity, the effect would be to further reduce the percentage of the Company's equity held by the common shareholders of record on January 31, 2005 by 33% so that these shareholders would thereafter hold approximately 50% of the total equity interests in the Company.

         o Under the Subordinated Note Agreement, the Subordinated Noteholders also received Subordinated Lender Warrants to acquire up to 2,500,000 shares of Common Stock. If the Subordinated Noteholders were to exercise all of these warrants, but not to convert the Subordinated Notes, the effect of such exercise, in addition to the effect of the payment of interest in Common Stock, would be to reduce the percentage of the Company's equity held by the existing common shareholders of record on January 31, 2005 by 50% so that these shareholders would thereafter hold approximately 50% of the total equity interests in the Company.



         o If the Subordinated Noteholders were to exercise all of the Subordinated Lender Warrants and also convert all of the Subordinated Notes, the effect of such exercise and conversions, in addition to the effect of the payment of interest in shares of Common Stock, would be to reduce the percentage of the Company held by the existing common shareholders of record on January 31, 2005 by a total of 64% so that these shareholders would thereafter hold approximately 36% of the total equity interests in the Company.



         Warrants Issued in Connection with Brokers or Finders Fees.



         In connection with the various sales of the Bridge Notes, the Series C Notes, the Senior Notes and the Subordinated Notes under the financing agreements, the Company has incurred brokers or finders fees and commissions of a total of $833,250. In addition, subject to the effectiveness of the Amendment, the Company has committed to issue to such brokers and finders warrants (the "Broker Warrants") to acquire up to an aggregate of 903,250 shares of Common Stock. These warrants are exercisable for a period of five years and have an exercise price of $1.25 per share.



         The potential dilutive effect of the Broker Warrants (separate from the other financing agreements) is as follows:



         o As of January 31, 2005, the Company's outstanding shares of Common Stock totaled 3,110,655.



         o If the holders thereof were to exercise all of the Broker Warrants, the effect would be to reduce the percentage of the Company's equity held by the existing common shareholders of record on January 31, 2005 by 23% so that these shareholders would thereafter hold approximately 77% of the total equity interests in the Company.


Series C Stock and Warrants Issuable in Connection with Assignment.


         In October, 2004, the Company and ISIS Capital Management, LLC ("ISIS") entered into that certain Purchase Agreement Assignment and Assumption (the "Assignment"), pursuant to which the Company acquired all of the rights and assumed all of the liabilities of the Purchaser under the Purchase Agreement to acquire Gupta.



         Under the Assignment, upon the acquisition of Gupta, in consideration of the assignment, and services in connection with due diligence, financing contacts and structure, for its efforts in negotiating the terms of the acquisition (including the specific right to assign the Purchase Agreement to the Company), undertaking the initial obligation regarding the purchase of Gupta, and undertaking the obligation to provide the Seller with a $1,000,000 promissory note issued by ISIS, the Company agreed to pay ISIS a transaction fee equal to $1,250,000, payable either in cash or, at the election of ISIS, in shares of Series C Stock and warrants to acquire shares of Common Stock.



         After the Amendment becomes effective, in the event ISIS elects to receive its entire transaction fee in shares of Series C Stock and warrants to acquire Common Stock, the Company would issued 1,250,000 shares of Series C Stock and warrants to acquire 1,250,000 shares of Common Stock (The "Assignment Warrants"), on the same terms as such securities were issued to the investors under the Subscription Agreement.



         In the event ISIS elects to receive its entire transaction fee in shares of Series C Stock and warrants to acquire common stock, the potential dilutive effect of the Assignment (separate from the other financing agreements and the other commitments discussed above) will be as follows:



o As of January 31, 2005, the Company's outstanding shares of Common Stock totaled 3,110,655. The 1,250,000 shares of Series C Stock issuable under the Assignment will be convertible into 1,250,000 shares of Common Stock.



o The effect of the issuance of these shares of Series C Stock will be to reduce the percentage of the Company's equity held by the common shareholders of record on January 31, 2005 by 29% so that these shareholders would thereafter hold approximately 71% of the total equity interests in the Company.



o If the Company elects to pay the dividends on such shares of Series C Stock in cash, or if the holders thereof elect to immediately convert the Series C Stock into Common Stock so that no dividends accrue, and if the holders do not exercise any of the Warrants, then there would be no further dilution to common shareholders.



o If the Company elects to pay all of the 6% dividends on the shares of Series C Stock which may be issued to ISIS in shares of Common Stock rather than in cash, and such shares of Series C Stock are not converted until immediately prior to the redemption date (which is three years after issuance), then the percentage of the existing common shareholders of record on January 31, 2005 would be further reduced by 3% so that these shareholders would thereafter hold approximately 68% of the total equity interests in the Company.



o If the Company elects to pay the dividends on such shares of Series C Stock in cash, or if the holders elect to immediately convert the Series C Stock into Common Stock so that no dividends accrue, and the holders were to exercise all of the Assignment Warrants, the potential dilutive effect of the issuance of the Series C Stock and the exercise of the Warrants would be to reduce the percentage of the Company held by the existing common shareholders of record on January 31 by a total of 45% so that the shareholders of record on January 31, 2005 would thereafter hold approximately 55% of the total equity interests in the Company.



o If the Company elects to pay all of the 6% dividends on the Series C Stock issued to the holders in shares of Common Stock rather than in cash, and such shares of Series C Stock are not converted until immediately prior to the redemption date (which is three years after issuance), and if the holders exercise all of the Assignment Warrants, then the potential dilutive effect of the issuance of the Series C Stock, the payment of the dividends in stock, and the exercise of the Assignment Warrants would be to reduce the percentage of the Company held by the existing common shareholders of record on January 31 by a total of 47% so that the shareholders of record on January 31, 2005 would thereafter hold approximately 53% of the total equity interests in the Company.



Potential Aggregate Dilutive Effect of the Financing Agreements and the
Amendment.



         The various financings raised approximately $21,575,000 in cash and other consideration to fund the purchase price of Gupta, and to provide for working capital and transaction costs. As a result of the financing agreements, the Company has committed to issue an aggregate of 12,241,604 shares of Series C stock convertible into 12,241,604 shares of Common Stock and to issue the Warrants, the Bridge Warrants, the Senior Lender Warrants, the Subordinated Lender Warrants and the Broker Warrants and the Assignment Warrants which are exercisable for an aggregate of 18,314,854 shares of Common Stock.

Additionally, the Subordinated Notes are convertible into 2,500,000 shares of Common Stock.



            If all of the shares of Series C Stock issued in connection with the Series C Notes were converted and the Subordinated Notes were converted, 14,741,604 shares of Common Stock would be issuable and the total stock outstanding would then equal 17,852,259 shares. In this case, the existing shareholders' percentage ownership stake in the Company would be reduced from 100% to approximately 17%. The following table summarizes these effects, presenting the number of shares of Common Stock on an as if converted into Common Stock basis.



STOCKHOLDER GROUP           CLASS OF STOCK     NUMBER OF SHARES     PERCENTAGE
------------------------    --------------     ----------------     ----------
Common Stock Holders           Common              3,110,655          17.42%
Bridge Note Investors          Series C            2,433,015          13.63%
Series C Investors             Series C            8,558,589          47.94%
Subordinated Noteholders       Common              2,500,000          14.00%
ISIS                           Series C            1,250,000           7.00%
------------------------------------------------------------------------------
TOTAL                                             17,852,259         100.00%




            If all of the shares of Series C Stock issued in connection with the Series C Notes were converted and the Subordinated Notes were converted, and if all the Warrants, the Bridge Warrants, the Senior Lender Warrants, the Subordinated Lender Warrants, and the Broker Warrants and the Assignment Warrants were exercised, 33,056,459 shares of Common Stock would be issuable and the total shares outstanding would be 36,167,113. In this case, the existing shareholders' percentage ownership stake in the Company would be reduced from 100% to 9%. If however, all of the options and warrants to acquire Common Stock held by existing common shareholders as of January 31, 2005 were also exercised, the total shares outstanding would be 37,964,806 and the common shareholders would have their percentage ownership stake reduced from 100% to approximately 13%. The following table summarizes these effects, presenting the number of shares of Common Stock on an as if converted into Common Stock basis and assuming the exercise of all warrants and options.



                                                                                       TOTAL
                                                                      NUMBER OF        FULLY
                                                                     WARRANTS OR      DILUTED
STOCKHOLDER GROUP           CLASS OF STOCK      NUMBER OF SHARES       OPTIONS         SHARES       PERCENTAGE
------------------------    --------------      ----------------     ----------      ----------     ----------
Common Stock Holders           Common               3,110,655         1,797,692       3,110,655        12.93%
Bridge Note Investors          Series C             2,433,015         2,433,015       4,866,030        12.82%
Series C Investors             Series C             8,558,589         8,558,589      17,117,178        45.09%
Subordinated Noteholders       Common               2,500,000         2,500,000       5,000,000        13.17%
Senior Noteholders             Common                      --         2,670,000       2,670,000         7.03%
Brokers                        Common                      --           903,250         903,250         2.38%
ISIS                           Series C             1,250,000         1,250,000       2,500,000         6.59%
==============================================================================================================
TOTAL                                              17,852,259        20,112,546      37,964,806       100.00%




            If all of the additional 145,000,000 shares of Common Stock authorized by the Amendment were issued, there would be a total of 148,110,655 shares of Common Stock outstanding and the existing common shareholders' percentage ownership stake in the Company would be further reduced to 2%.



Registration Rights.



         Investors in the Series C Notes, as well as the Bridge Note holders, the Senior Noteholders and the Subordinated Noteholders, will have those registration rights set forth in that certain Investors' Agreement (the "Investors' Agreement") entered into the 31st day of January, 2005 by and among the Company, and the persons listed on Exhibit A thereto. The Investors' Agreement provides that the Company will file a registration statement to register the shares of Common Stock issuable upon conversion of the Series C Stock, issuable upon exercise of the Warrants issued pursuant to the Subscription Agreement, upon exercise of the Bridge Warrants, upon exercise of the Senior Lender Warrants and upon exercise of the Subordinated Lender Warrants (collectively, the "Conversion Shares").



         The Company agreed, within forty-five (45) days after the closing of the financing transactions, to complete all required audits and make all related filings concerning the acquisition of Gupta. Within fifteen (15) days after the end of such 45-day period, the Company agreed to file a registration statement for the purpose of registering all of the Conversion Shares for resale, and to use its best efforts to cause such registration statement to be declared effective by the Securities and Exchange Commission (the "Commission") at the earliest practicable date thereafter.



         If (i) the registration statement has not been filed with the Commission by the filing deadline or (ii) the registration statement has not been declared effective by the Commission before the date that is ninety (90) days after the filing deadline or, in the event of a review of the Registration Statement by the Commission, one hundred and twenty (120) days after the filing deadline, or (iii) after the registration statement is declared effective, the registration statement or related prospectus ceases for any reason to be available to the investors and noteholders as to all Conversion Shares the offer and sale of which it is required to cover at any time prior to the expiration of the effectiveness period (as defined in the Investors' Agreement) for an aggregate of more than twenty (20) consecutive trading days or an aggregate of forty (40) trading days (which need not be consecutive) in any twelve (12) month period, the Company will pay to the Investors an amount in cash equal to 2% of the face value of the Series C Stock issued under the Subscription Agreement or upon conversion of the Bridge Notes, and 2% in cash of the principal amount of the Senior Notes and Subordinated Notes, and will continue to pay such 2% monthly penalties every thirty days until such registration statement if filed, declared effective and available to the investors at the earliest practicable date thereafter.



Other Effects of the Amendment.



            The Company anticipates that it may issue additional shares of Common Stock, either through private or public sales or upon the conversion of as yet unissued convertible securities, to raise additional capital over the next twelve (12) month period if necessary to finance operational needs. The Company, however, has no current commitments, proposals or arrangements, written or otherwise, relating to the sale of additional shares of its Common Stock other than the following:



            Commitments.



            Additional Subscription for Series C Stock.



            The Company has received a subscription for 1,500,000 shares of Series C Stock, and Warrants to acquire 1,500,000 shares of Common Stock, upon the same terms as the Subscription Agreement. The Company has accepted this subscription and has committed to issue, on April 1, 2005 or such later date that the Amendment and the Certificate are effective, such shares of Series C Stock and such Warrants.



         Without the Amendment, the Company does not have sufficient shares of Common Stock to reserve an aggregate of 3,000,000 shares for issuance upon conversion of these shares of Series C Stock and upon exercise of these Warrants.



         The potential dilutive effect of this additional subscription (separate from the financing agreements discussed above and the commitments discussed below) is as follows:



         o As of January 31, 2005, the Company's outstanding shares of Common Stock totaled 3,110,655. At the closing of the additional subscription, the Company will issue (i) 1,500,000 shares of Series C Stock which in turn will be convertible into 1,500,000 shares of Common Stock and (ii) Warrants to acquire an additional 1,500,000 shares of Common Stock.



         o The effect of the issuance of theses shares of Series C stock will be to reduce the percentage of the Company held by the common shareholders of record on January 31, 2005 by 33% so that these shareholders would have 67% of the total equity interests in the Company.



         o If the Company elects to pay the dividends on such shares of Series C Stock in cash, or if the subscribers elect to immediately convert the Series C Stock into Common Stock so that no dividends accrue, and if the subscribers do not exercise any of the Warrants, then there would be no further dilution to common shareholders.



         o If the Company elects to pay all of the 6% dividends on the Series C Stock issued pursuant to this additional subscription in shares of Common Stock rather than in cash, and such shares of Series C Stock are not converted until immediately prior to the redemption date (which is three years after issuance), then the existing common shareholders of record on January 31, 2005 would be further diluted by 3% so that the shareholders of record on January 31, 2005 would thereafter hold approximately 64% of the total equity interests in the Company.



         o If the Company elects to pay the dividends on such shares of Series C Stock in cash, or if the holders thereof elect to immediately convert the Series C Stock into Common Stock so that no dividends accrue, and the holders were to exercise all of the Warrants, the potential dilutive effect of the issuance of the Series C Stock and the exercise of the Warrants would be to reduce the percentage of the Company held by the existing common shareholders of record on January 31, 2005 by 49% so that the shareholders of record on January 31, 2005 would thereafter hold approximately 51% of the total equity interests in the Company.



         o If the Company elects to pay all of the 6% dividends on the Series C Stock issued to the holders thereof in shares of Common Stock rather than in cash, and such shares of Series C Stock are not converted until immediately prior to the redemption date (which is three years after issuance), and if the holders exercise all of Warrants, then the potential dilutive effect of the issuance of the Series C Stock, the payment of the dividends in stock, and the exercise of the Warrants would be to reduce the percentage of the Company held by the existing common shareholders of record on January 31, 2005 by 51% so that the shareholders of record on January 31, 2005 would thereafter hold approximately 49% of the total equity interests in the Company.



            Separation Agreement.



            On March 3, 2005, the Company entered into an agreement (the "Separation Agreement") with Gus Bottazzi related to Mr. Bottazzi's resignation as an officer and director of the Company. Under the Separation Agreement, the Company committed to issue to Mr. Bottazzi 200,000 shares of the Company's Series C Preferred Stock upon the effectiveness of the Amendment and the Certificate.



         The potential dilutive effect of this additional subscription (separate from the financing agreements and the other commitments discussed above) is as follows:



         o As of January 31, 2005, the Company's outstanding shares of Common Stock totaled 3,110,655. The 200,000 shares of Series C Stock issuable under the Separation Agreement will be convertible into 200,000 shares of Common Stock.



         o The effect of the issuance of these shares of Series C Stock will be to reduce the percentage of the Company's equity held by the common shareholders of record on January 31, 2005 by 6% so that these shareholders would thereafter hold approximately 94% of the total equity interests in the Company.



         o If all of these shares of Series C Stock remained outstanding and unconverted until immediately prior to the redemption date (three years after issuance) and then were converted, and if the Company elects to pay the dividends in shares of Common Stock, rather than in cash, then the effect would be to reduce the percentage of the Company's equity held by the common shareholders of record on January 31, 2005 by 7% so that these shareholders would thereafter hold approximately 93% of the total equity interests in the Company.

         Other Commitments.



         The Company has no other current plans or intent to issue additional shares of its Common Stock through stock splits or dividends, through present or future employee benefit programs or through other corporate programs.



         Anti-Takeover Effects.



         One of the effects of the Amendment may be to enable the board of directors to render it more difficult to, or discourage an attempt to, obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of present management. The board of directors would, unless prohibited by applicable law, have additional shares of Common Stock available to effect transactions (such as private placements) in which the number of the Company's outstanding shares would be increased and would thereby dilute the interest of any party attempting to gain control of the Company. Such action could discourage an acquisition of the Company, which stockholders might view as desirable.


         The Company has no anti-takeover provisions in its Articles of Incorporation, By-Laws or other corporate governance documents or in any of its other material agreements. The Company has no current plans or proposals to implement or adopt any anti-takeover provisions or enter into any agreements or arrangements that have anti-takeover consequences. However, the Company's management could use the additional shares of authorized capital stock to resist or frustrate a proposed third-party transaction that would give shareholders an above market premium for their shares even if that transaction were favored by a majority of the Company's independent shareholders.

                             ADDITIONAL INFORMATION

         The Company is subject to the informational requirements of the

Securities Exchange Act of 1934, as amended, and in accordance therewith files reports and other information including annual and quarterly reports on Form 10-KSB and 10-QSB with the Securities and Exchange Commission. Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains the periodic reports and other filings of companies that file electronically with the Commission and copies of the Company's filings can be reviewed and obtained at that web site.


         The following documents as filed with the Commission by the Company are incorporated herein by reference:

         (1) Quarterly Reports on Form 10-QSB for the quarters ended September 30, 2004, and December 31, 2004; and

         (2) Annual Report on Form 10-KSB for the fiscal year ended June 30,
2004.


         Copies of these documents are being delivered to you with this Information Statement. The Company will furnish a copy of any exhibit thereto or other information upon request by a stockholder to Ernest C. Mysogland, WARP Technology Holdings, Inc., 151 Railroad Avenue, Greenwich, Connecticut 06830, telephone (203) 422-2950.


                                         By Order of the Board of Directors,


                                            /s/ Ernest C. Mysogland
                                            --------------------------
                                            Ernest C. Mysogland
                                            Executive Vice President,
                                            Chief Legal Officer and
                                            Secretary


Greenwich, Connecticut
March __, 2005

EXHIBIT A

                            CERTIFICATE OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                         WARP TECHNOLOGY HOLDINGS, INC.

         WARP Technology Holdings, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the Nevada Revised Statutes of the State of Nevada, DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of the Corporation, by unanimous consent in lieu of a meeting, adopted the following resolution:

         "RESOLVED that the Board of Directors hereby declares it advisable and in the best interest of the Corporation that Article FOURTH of the Articles of Incorporation be amended as follows, and does hereby approve, adopt and confirm such amendment:

         Upon the effectiveness of the filing of this Certificate of Amendment to Articles of Incorporation, the total number of shares of stock of each class which the Corporation shall have authority to issue and the par value of each share of each class of stock are as follows:


         Class                    Par Value                Authorized Shares
         -------                  ---------                -----------------
         Common                    $0.00001                   150,000,000
         Preferred                 $0.00001                    50,000,000
         Totals:                                              200,000,000



         Prior to the effectiveness of the filing of this Certificate of Amendment to Articles of Incorporation, the total number of shares of stock of each class which the Corporation had authority to issue and the par value of each share of each class of stock were as follows:



         Class                    Par Value                Authorized Shares
         -------                  ---------                -----------------
         Common                    $0.00001                     5,000,000
         Preferred                 $0.00001                    50,000,000
         Totals:                                               55,000,000"



         SECOND: That the aforesaid amendment has been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote by written consent given in accordance with the provisions of
Section 78.320 of the Nevada Revised Statutes of the State of Nevada.


         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed this ____ day of March 2005.

                                        By: /s/ Rodney A. Bienvenu, Jr.
                                                ---------------------------
                                        Name:   Rodney A. Bienvenu, Jr.
                                        Title:  Chief Executive Officer